UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA  94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On May 20, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (of Scientific Learning Corporation (the “Company”), after consultation with Compensia, its compensation consultant, and its external counsel, and review of external data, adopted a Change of Control Benefit Plan (the “Plan”). A copy of the Plan is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Under the Plan, participants are eligible to receive severance payments in the event that there is a change of control of the Company and within three months prior to or 18 months after the change of control, the participant is terminated by the Company without cause or the participant resigns for good reason.  The severance payment equals the participant’s base salary for a specified number of months (the “severance period”) and reimbursement of the participant’s COBRA expenses for the severance period.  The severance period is 18 months for the Chief Executive Officer and 12 months for all other participants.

The plan expires four years from its adoption, and can be amended or terminated at any time, except that during the period beginning three months prior to and ending 18 months after a change in control, the plan cannot be changed in a way that would adversely impact a participant’s benefits without that participant’s written consent.

The Committee has determined that all executive officers of the Company are eligible to participate in the Plan.  The table below shows the severance benefit (excluding the COBRA reimbursement) for the Company’s five most highly compensated executive officers based on their current salaries:

Name and Title	Severance Benefit
D. Andrew Myers President and Chief Executive Officer	$510,000
David C. Myers Senior Vice President, Sales and Services	$228,500
Robert E. Feller Senior Vice President, Chief Financial Officer and Treasurer	$232,500
Linda L. Carloni Senior Vice President, General Counsel and Secretary	$235,500
William M. Jenkins Chief Scientific Officer	$225,500

If an eligible officer already has an individually negotiated agreement with change of control provisions in effect (such as Mr. Myers and Mr. Feller), the officer is eligible for the Plan only if he agrees to terminate these pre-existing provisions.

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2.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1 Change of Control Benefit Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Scientific Learning Corporation

Date: May 20, 2010	By:	/s/ Linda L. Carloni
Title: SVP and General Counsel

3.